Filed Pursuant to Rule 424(b)(5)

Registration No. 333-297738

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED AUGUST 11, 2026)

Gamehaus Holdings Inc.

Up to US$11,642,197 of Class A Ordinary Shares

We have entered into an At The Market Offering Agreement (the “Sales Agreement”) with ARC Group Securities LLC (the “Agent”), dated November 10, 2026, relating to the sale of our Class A ordinary shares, par value US$0.0001 per share (“Class A Ordinary Shares”), offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell from time to time through or to the Agent, as sales agent or principal, Class A Ordinary Shares, subject to certain limitations set forth in the Sales Agreement, including the eligibility and transaction requirements of Form F-3. Pursuant to this prospectus supplement, we are currently offering Class A Ordinary Shares having an aggregate offering price of up to US$11,642,197.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “GMHS”. On November 9, 2026, the closing price of our Class A Ordinary Shares as reported on the Nasdaq Capital Market was US$0.6265 per share. The aggregate market value of our issued and outstanding Class A Ordinary Shares held by non-affiliates was approximately US$34,926,593, based on the closing price of US$0.7648 per Class A Ordinary Share on September 18, 2026 and 45,667,617 Class A Ordinary Shares held by non-affiliates. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our issued and outstanding Class A Ordinary Shares held by non-affiliates remains below US$75,000,000. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3. As of the date of this prospectus supplement, one-third of our public float was equal to approximately US$11,642,197, all of which was available for issuance pursuant to the Sales Agreement.

Sales of our Class A Ordinary Shares, if any, under this prospectus supplement and the accompanying base prospectus will be made by any method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the Nasdaq Capital Market, the existing trading market for our Class A Ordinary Shares, on any other existing trading market for our Class A Ordinary Shares or to or through a market maker. With our prior written approval, the Agent may also sell our Class A Ordinary Shares in privately negotiated transactions. We may also sell our Class A Ordinary Shares directly to the Agent as principal pursuant to a separate terms agreement. The Agent is not required to sell any specific amount of our Class A Ordinary Shares but will act as our sales agent and use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell on our behalf the Class A Ordinary Shares requested to be sold by us, on the terms and subject to the conditions of the Sales Agreement. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Agent will receive from us a commission of 3.0% of the gross proceeds of any Class A Ordinary Shares sold through it as sales agent under the Sales Agreement. In connection with the sale of our Class A Ordinary Shares on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting discounts or commissions. We have agreed to indemnify the Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Agent may be required to make because of such liabilities. We have also agreed to reimburse certain of the Agent’s expenses in connection with the offering as further described in the “Plan of Distribution” of this prospectus supplement.

Gamehaus Holdings Inc. is an exempted company with limited liability incorporated in the Cayman Islands with no material operations of our own and is not a Chinese company. We conduct our operations through the operating subsidiaries in Hong Kong, Singapore, and mainland China, including (i) Chongqing Haohan Network Technology Co., Ltd., a limited liability company organized under the laws of the PRC, (ii) Shanghai Kuangre Network Technology Co., Ltd., a limited liability company organized under the laws of the PRC; and (iii) Gamepromo Co., Limited, a Hong Kong corporation, and various subsidiaries thereof. This corporate structure involves unique risks to investors, as we conduct substantially all of our operations through the operating subsidiaries. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A Ordinary Shares, including that it could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Item 3. Key Information – D. Risk Factors – Risks Relating to Doing Business in the PRC – Chinese regulatory authorities could disallow our holding company structure, which may result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless” in our most recent annual report on Form 20-F for the fiscal year ended June 30, 2026 (the “FY2026 20-F”), incorporated herein by reference. Investments in our securities are not purchases of equity securities of the operating subsidiaries in Hong Kong, Singapore, or mainland China; instead, they are purchases of equity securities of a Cayman Islands holding company with no material operations of its own. Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment.

We are subject to certain legal and operational risks associated with the business operations of our PRC subsidiaries being based in China, which could cause the value of our securities to significantly decline or become worthless. Applicable PRC laws and regulations governing such current business operations are sometimes vague, and as a result these risks may result in material changes in the operations of our PRC subsidiaries, significant depreciation or a complete loss of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. The PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On December 28, 2021, 13 governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As of the date of this prospectus supplement, neither we nor our subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures. We are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures or the Regulations on the Network Data Security Administration (the “Security Administration Regulations”), because our PRC subsidiaries are not critical information infrastructure operators (“CIIOs”) or online platform operators that possess personal information of at least one million users or engage in data processing activities that affect or may affect national security. See “Item 3. Key Information – D. Risk Factors – Risks Relating to Doing Business in the PRC – Recent greater oversight by the CAC over data security, particularly for companies seeking to list or continuously list on a foreign exchange, could adversely impact our business” in the FY2026 20-F. On February 17, 2023, China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) which became effective on March 31, 2023, and five supporting guidelines. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three business days following their submission of initial public offerings or listing applications. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. On June 13, 2024, Chongqing Haohan Network Technology Co., Ltd., one of our PRC subsidiaries, filed with the CSRC in connection with our business combination and listing on the Nasdaq Capital Market pursuant to the Trial Measures and, on November 21, 2024, the CSRC issued the filing notification to us. Except for the requirement for such CSRC filing under the Trial Measures with respect to our business combination and listing on the Nasdaq Capital Market, as of the date of this prospectus supplement, neither we nor our PRC Subsidiaries have received any inquiry, notice, warning, or sanction regarding our overseas listing from any other PRC governmental authorities. The official guidance and related implementation rules of these statements and regulatory actions have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on a U.S. exchange. We are required to file with the CSRC within three business days following the completion of each of one or more offerings conducted pursuant to this prospectus supplement and the accompanying base prospectus. We may also be required to file with the CSRC in connection with any of our future offerings and listing in an overseas market, including follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities. If we fail to complete such procedures for such one or more offerings as well as any future offshore offering or listing in an overseas market, including our follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities, we may face sanctions by the CSRC or other PRC regulatory authorities, which may include fines and penalties on us, restrictions on or delays to our financing transactions offshore, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Class A Ordinary Shares. See “Item 3. Key Information – D. Risk Factors – Risks Relating to Doing Business in the PRC – The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject our PRC Subsidiaries to additional compliance requirements in the future” in the FY2026 20-F.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene with or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. See “Item 3. Key Information – D. Risk Factors – Risks Relating to Doing Business in the PRC – Given the Chinese government’s significant oversight and discretion over the conduct of our business, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares” in the FY2026 20-F.

Pursuant to the Holding Foreign Companies Accountable Act (the “HFCAA”), as amended by the Consolidated Appropriations Act, 2023, if the U.S. Securities and Exchange Commission (the “SEC”) determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board (United States) (the “PCAOB”) for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Our securities may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment” in the FY2026 20-F.

As of the date of this prospectus supplement, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. As the PRC government imposes control over currency conversion, it has the authority to conduct exchange transfer reviews, which may impose certain limitations on our ability to transfer cash between our Company, our subsidiaries, and our investors, primarily reflected in the following aspects: (i) we are restricted from providing capital or loans to our PRC subsidiaries, which may adversely affect the operations of our PRC subsidiaries; (ii) our PRC subsidiaries may be restricted from paying dividends to us; and (iii) if we are unable to obtain dividends from our PRC subsidiaries, it may adversely impact our dividends distribution to investors. Further, to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong, due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash or assets. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—To the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong, due to interventions in or the imposition of restrictions and limitations on our ability by the PRC government to transfer cash or assets” in the FY2026 20-F. There is no assurance the PRC government will not intervene in or impose restrictions on the ability of our Company or our subsidiaries to transfer cash or assets. As of the date of this prospectus supplement, no cash transfer or transfer of other assets has occurred between the Parent and our subsidiaries, except that the Parent received approximately US$100,000 in March 2025 and approximately US$40,000 in September 2025 and approximately US$50,000 in August 2026 from Gamehaus HK for working capital purposes.

Investing in our securities involves a high degree of risk and uncertainty. See “Risk Factors” beginning on page S-5 of this prospectus supplement, and page 9 of the accompanying base prospectus, and in our annual report on Form 20-F for the fiscal year ended on June 30, 2026, filed with the U.S. Securities and Exchange Commission, or the Commission, on September 29, 2026, or our “Annual Report” which is incorporated by reference herein, to read about the risks you should consider before purchasing our Class A Ordinary Shares.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued pursuant to this prospectus supplement and the accompanying prospectus or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement November 10, 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Commission, utilizing a “shelf” registration process.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering described herein and the securities offered hereby, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus.

The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying base prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference include important information about us, our Class A Ordinary Shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base prospectus together with the additional information described under the heading “Where You Can Find Additional Information” before investing in our Class A Ordinary Shares.

We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information that is different. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our Class A Ordinary Shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in the prospectus is accurate only as of the date such information was issued, regardless of the time of delivery of the prospectus or the date of any sale of our Class A Ordinary Shares.

Unless otherwise indicated, all references to “dollars” and “US$” in this prospectus supplement are to, and amounts presented in, United States dollars and financial information presented in this prospectus supplement that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying base prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read this prospectus supplement, the accompanying base prospectus, the information incorporated by reference and the registration statement of which this prospectus supplement is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus supplement and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus.

Overview

We are a technology-driven mobile game publishing company dedicated to nurturing partnerships with and amplifying the success of small- and medium-sized game developers. With the data-driven commercialization support and optimized game distribution solutions, we help small- and medium-sized game developers stay competitive in the global gaming market.

As a game publisher targeting the global market, we distribute mobile games created by our developer partners across a wide range of gaming markets worldwide, including in countries such as the U.S., the U.K., Australia, Germany, France, Canada, Brazil, Japan, and India, among others. We have built a diverse game portfolio across multiple genres, including social casino, match, simulation, RPG, puzzle, and bingo. Our most popular game category is social casino, and the majority of the users for this genre are located in Europe and North America.

We operate as a game publishing company, but our role extends beyond that. As we understand the challenges faced by small- and medium-sized game developers, who typically lack commercialization capabilities and face intense competition from large game developers in the mobile gaming industry with channel and resource advantages, we have developed a symbiotic relationship with small- and medium-sized game developers to drive mutual growth and success. Specifically, by leveraging our extensive experience in the mobile gaming industry, technological advantages, and data-driven insights into game content production and distribution, we offer a comprehensive package of services covering all aspects of the game life cycle, including (i) game development, (ii) screening and pre-publication testing, (iii) user acquisition, and (iv) monetization. Our proven and scalable growth model allows us to remain an asset-light company while fostering partnerships with game developers by selecting games that are most likely to succeed and distribute these games through the most appropriate distribution channels, so as to maximize the ROI in game promotion and marketing.

In August 2026, we announced a shift in our strategic focus toward AI-generated content, pursuant to which we will progressively optimize our third-party publishing business in the casual genre and direct our resources toward the development and distribution of AI-generated content. The strategic shift reflects both our assessment of the casual publishing market and our view of the opportunities presented by artificial intelligence-generated content (“AIGC”) technologies. User acquisition economics in the casual genre have become increasingly challenging due to the contraction of addressable audiences in mature markets, reduced attribution and targeting signals available to advertisers, and sustained competition for paid media inventory. At the same time, AIGC technologies are reshaping content creation by shortening development cycles, lowering the marginal costs of content production and iteration, and broadening the pool of participants capable of producing content. As of the date of this prospectus supplement, we have started to manage our existing portfolio of casual and social casino titles with a focus on cash flow generation and profitability. User acquisition spending and operating expenditures are being allocated based on expected returns on investment rather than the size of the installed user base.

As a key step in implementing this strategic shift, on November 2, 2026, we entered into definitive agreements to acquire a majority equity interest in Techforge Co., Ltd. (“Techforge”), the holding company of Anamana Pte. Ltd. (“Anamana”). See “—Recent Developments—Techforge Acquisition.” Founded in 2025, Anamana operates an integrated AI-native micro-serial platform, production platform and global creator ecosystem incubator. Micro-serials, also known as microdramas or verticals, are short-form serialized video stories. On Anamana Studio, Anamana’s agentic AI production platform, human storytellers produce high-fidelity serialized video content at lower capital, time and manpower costs than traditional live-action microdrama production. This lowers the barriers to production for individual creators and makes genres that are expensive or impractical to film, such as fantasy, science fiction and animated-style series, more practical to produce. Anamana distributes and monetizes these micro-serials through its own standalone app and third-party video services such as YouTube and TikTok, with creators sharing in the revenue generated by their content. It also operates an incubator program to develop its AI-native creator ecosystem. Anamana focuses on Tier 1 markets, which are mature, high-paying markets for digital content.

We plan to develop Anamana into our primary growth engine, while continuing to manage our existing gaming business with a focus on cash flow and profitability. We intend to combine our publishing, user acquisition, data analytics and monetization capabilities with Anamana’s AI-assisted production platform, creator ecosystem and distribution channels. Our near-term priorities are to increase the number of creators producing content on Anamana Studio, grow Anamana’s audience across its own app and third-party platforms, and invest in commercialization where we see clear evidence of returns. Over the longer term, we plan to work with selected creators around the world to develop increasingly personalized and interactive entertainment. Anamana has a limited operating history, and the market for AI-native entertainment is at an early stage. See “Risk Factors—Risks Relating to the Techforge Acquisition.”

Recent Developments

Techforge Acquisition

On November 2, 2026, we entered into definitive agreements to acquire an equity interest in Techforge Co., Ltd. (“Techforge”), the holding company of Anamana Pte. Ltd., which operates an integrated AI-native micro-serial platform, production platform and global creator ecosystem incubator.

Pursuant to the share purchase agreement, we agreed to acquire 7,778 existing shares of Techforge for aggregate consideration of US$19.6 million, payable through the issuance of 24,500,000 Class A Ordinary Shares at a deemed purchase price of US$0.80 per share. The sellers include an entity indirectly wholly owned by our founder and chairman, Mr. Feng Xie. The consideration shares were issued in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. We have agreed to use commercially reasonable efforts to file a registration statement covering the resale of the consideration shares within 60 calendar days following the closing of the share purchase.

Pursuant to a separate share subscription agreement, we agreed to make a US$7.0 million cash capital investment in Techforge through the subscription for 2,526 newly issued Techforge shares. Upon completion of both the share purchase and the cash capital investment, we will hold approximately 56.0% of the outstanding equity interests in Techforge on a fully diluted basis.

The audited financial statements of Techforge and related pro forma financial information are included in our Form 6-K furnished to the SEC on November 10, 2026, which is incorporated by reference into this prospectus supplement.

Nasdaq Minimum Bid Price Deficiency

On July 10, 2026, we received a written notification from the Listing Qualifications Department of Nasdaq indicating that we were not in compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2), because the closing bid price of our Class A Ordinary Shares had been below US$1.00 per share for 30 consecutive business days. We have until January 6, 2027 to regain compliance. The notification has no immediate effect on the listing or trading of our Class A Ordinary Shares on the Nasdaq Capital Market.

Risks and Challenges

Investing in our securities involves risks. These risks are described in, and qualified in their entirety by reference to, the “Risk Factors” section of this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, which you should carefully consider, together with all other information contained or incorporated by reference in those documents, before making a decision to purchase the securities. If any of these risks actually occurs, our business, financial condition or results of operations could be materially and adversely affected. In such case, the trading price of our Class A Ordinary Shares could decline, and you may lose all or part of your investment.

S-2

Corporate Structure

The chart below sets out our corporate structure as of the date of this prospectus supplement.

Gamehaus Holdings Inc.
(Cayman)
100%
Gamehaus PTE.LTD
(Singapore)
100%
Gamehaus Inc.
(Cayman)
56%
Techforge Co., Ltd
(Cayman)
100%
Joypub Holding Limited
(BVI)
100%
Anamana Pte Ltd
(Singapore)
Outside the PRC
Inside the PRC
100%
Gamehaus Limited
(HK)
100%
Gamepromo Co., Limited
(HK)
100%
Fableform Co., Limited
(HK)
100%
Shanghai Haoyu Network Technology Co., LTD
100%
Chongqing Haohan Network Technology Co., Ltd.
100%
Shanghai Kuangre Network Technology Co., Ltd.
100%
Shanghai Manmiao Technology Co., Ltd.
100%
Beijing Haoyou Network Technology Co., Ltd.
100%
Xi'an Ruojintang Technology Co., Ltd.
70%
Chongqing Fanfengjian Network Technology Co., Ltd.
51%
Guangzhou Zhengyumao Network Technology Co., Ltd.
100%
Shanghai Fanfengjian Network Technology Co., Ltd.
100%
Dataverse Co., Limited
(HK)

Corporate Information

Our principal executive office is located at 19th Floor, Shanghai Technology Investment Building, No. 1699 Zhongke Road, Pudong New District, Shanghai, PRC, and our telephone number is +86-021-68815668. Our corporate website is www.gamehaus.com. Information appearing on our website is not incorporated by reference into this prospectus supplement.

The SEC maintains a website at www.sec.gov, which contains in electronic form each of the reports and other information that we have filed electronically with the SEC. Additional information about us is included in the documents incorporated by reference in this prospectus, including our most recent annual report on Form 20-F filed with the SEC. See “Incorporation of Certain Information by Reference” in this prospectus.

Our agent for service of process in the United States is Cogency Global Inc., which is located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

Implications of Our Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of the Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Our Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to U.S. domestic public companies. For example, we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company; for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies; we are not required to provide the same level of disclosure on certain issues, such as executive compensation; we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; our officers and directors are exempt from the short-swing profit recovery provisions of Section 16 of the Exchange Act; and our principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities.

S-3

THE OFFERING

Class A Ordinary Shares Outstanding as of the date of this Prospectus Supplement	76,716,254 Class A Ordinary Shares.

Class A Ordinary Shares Offered by Us	Up to US$11,642,197 Class A Ordinary Shares.

Class A Ordinary Shares Outstanding Immediately After This Offering	Up to 95,299,170 Class A Ordinary Shares, after giving effect to the sale of 18,582,916 Class A Ordinary Shares in this offering, assuming an offering price of US$0.6265 per share, which was the last reported sale price per Class A Ordinary Share on the Nasdaq Capital Market on November 9, 2026. The actual number of Class A Ordinary Shares issued will vary depending on the prices at which the Class A Ordinary Shares may be sold from time to time.

Voting Rights	Each Class A Ordinary Share entitles the holder thereof to one (1) vote on all matters subject to vote at our general meetings. Each Class B Ordinary Share entitles the holder thereof to fifty (50) votes on all matters subject to vote at our general meetings. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder to any person or entity that is not an affiliate of such holder, or upon a change of ultimate beneficial ownership of Class B Ordinary Shares to any person or entity that is not an affiliate of the holder, such Class B Ordinary Shares shall be automatically and immediately converted into the same number of Class A Ordinary Shares.

Plan of Distribution	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act, that may be made on the Nasdaq Capital Market, or such other national securities exchange on which our Class A Ordinary Shares are then listed, from time to time through or to the Agent, as sales agent or principal. See “Plan of Distribution” in this prospectus supplement.

Listing	Our Class A Ordinary Shares currently trade on the Nasdaq Capital Market under the symbol “GMHS.”

Use of Proceeds	We intend to use the net proceeds from the sale of our Class A Ordinary Shares pursuant to this offering, if any, for working capital and general corporate purposes. See “Use of Proceeds” for additional information.

Risk Factors	See “Risk Factors” and other information included in this prospectus supplement for a discussion of risks you should carefully consider before investing in the Class A Ordinary Shares.

The number of Class A Ordinary Shares to be outstanding after this offering is based on 76,716,254 Class A Ordinary Shares outstanding as of the date of this prospectus supplement, which does not include 518,063 Class A Ordinary Shares held in treasury.

S-4

RISK FACTORS

Investing in our securities entails a significant level of risk. Before investing in our securities, you should carefully consider all of the risks and uncertainties mentioned in this section, in addition to all of the other information in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, including the financial statements and related notes incorporated by reference herein and therein. We may face additional risks and uncertainties aside from the ones mentioned below. There may be risks and uncertainties that we are unaware of, or that we currently do not consider material, that may become important factors that could adversely affect our business in the future. Any of the following risks and uncertainties could have a material adverse effect on our business, financial condition, results of operations and prospects. In such case, the market price of our Class A Ordinary Shares could decline, and you may lose part or all of your investment.

Risks Related to Our Class A Ordinary Shares

If we do not satisfy the requirements for continued listing on the Nasdaq Capital Market, our Class A Ordinary Shares could be suspended from trading or delisted from the Nasdaq Capital Market.

Our Class A Ordinary Shares are currently listed on the Nasdaq Capital Market. The Nasdaq Listing Rules have minimum requirements that a company must meet for continued listing on the Nasdaq Capital Market. On July 10, 2026, we received a written notice from the Listing Qualifications Department of Nasdaq notifying us that we were no longer in compliance with the minimum bid price requirement set forth in Rule 5550(a)(2) of the Nasdaq Listing Rules. The notice has no current effect on the listing or trading of our Class A Ordinary Shares on the Nasdaq Capital Market. Pursuant to Rule 5810(c)(3)(A) of the Nasdaq Listing Rules, we have a compliance period of 180 calendar days, or until January 6, 2027 (the “Compliance Period”), to regain compliance with Nasdaq’s minimum bid price requirement.

Nevertheless, we cannot assure you that we will always be able to continue to meet the financial and corporate governance requirements to qualify for continued listing, including the minimum bid price requirement under the Nasdaq Listing Rules. The issuance and sale of any securities in the future may be dilutive to our existing shareholders and may cause the price of our Class A Ordinary Shares to decline, which may prevent us from maintaining compliance with the minimum bid price requirement under the Nasdaq Listing Rules and result in our Class A Ordinary Shares being suspended from trading or delisted from the Nasdaq Capital Market. If a suspension or delisting of our Class A Ordinary Shares were to occur, there would be significantly less liquidity in our Class A Ordinary Shares. In addition, our ability to raise additional capital through equity or debt financing would be greatly impaired.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion with respect to the use of proceeds of this offering, including for any of the purposes described in the section of this prospectus supplement titled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of the proceeds of this offering. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our ordinary shares.

Raising additional capital, including as a result of this offering, may cause dilution to our shareholders and restrict our operations.

We may finance our future cash needs through a combination of equity offerings and/or debt financings. To the extent that we raise additional capital through the sale of equity securities, including in this offering, or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a shareholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be senior to the rights of shareholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights of holders of our ordinary shares, the market price of our ordinary shares could be negatively impacted.

The Class A Ordinary Shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase Class A Ordinary Shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of Class A Ordinary Shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their Class A Ordinary Shares as a result of sales of Class A Ordinary Shares made at prices lower than the prices they paid.

S-5

Because the offering prices of our Class A Ordinary Shares may be substantially higher than the net tangible book value per share of our outstanding Class A Ordinary Shares, new investors may experience immediate and substantial dilution.

The offering prices of our Class A Ordinary Shares sold in this offering may be substantially higher than the net tangible book value per share of our Class A Ordinary Shares outstanding prior to this offering based on the total value of our tangible assets less our total liabilities. Therefore, if you purchase our Class A Ordinary Shares, you may experience immediate and substantial dilution. See the section titled “Dilution” of this prospectus supplement for a more detailed discussion of the dilution you may incur if you purchase Class A Ordinary Shares in this offering.

It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver an issuance notice to the Agent at any time throughout the term of the Sales Agreement. The number of Class A Ordinary Shares that are sold through the Agent after delivering an issuance notice, if any, will fluctuate based on a number of factors, including the market price of our Class A Ordinary Shares during the sales period, the limits we set with the Agent in any applicable issuance notice and the demand for our Class A Ordinary Shares during the sales period. Because the price per Class A Ordinary Share sold pursuant to the Sales Agreement will fluctuate during this offering, it is not currently possible to predict the number of Class A Ordinary Shares that will be sold or the aggregate proceeds we will raise in connection with those sales under the Sales Agreement, and we may not sell any Class A Ordinary Shares under the Sales Agreement.

Future sales of our Class A Ordinary Shares or the perception that such future sales may occur, may cause our stock price to decline.

Sales of a substantial number of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, following this offering could cause the market price of our Class A Ordinary Shares to decline. A substantial majority of the outstanding Class A Ordinary Shares are, and the Class A Ordinary Shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act.

We have never declared or paid dividends on our share capital and we do not anticipate paying dividends in the foreseeable future.

Our business requires significant funding, and we currently invest available funds and earnings in technology development, content development and business expansion. Therefore, we do not anticipate paying any cash dividends on our Class A Ordinary Shares in the foreseeable future. We currently plan to invest all available funds and future earnings in the development and growth of our business. As a result, capital appreciation, if any, of our Class A Ordinary Shares will be your sole source of potential gain for the foreseeable future.

We are required to make filings with the CSRC in connection with offerings completed under this prospectus supplement and the accompanying base prospectus and any of our future offerings.

Under the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and related rules and guidelines, we are required to file with the CSRC within three business days following the completion of each of one or more offerings conducted pursuant to this prospectus supplement and the accompanying base prospectus. We may also be required to file with the CSRC in connection with any of our future offerings and listing in an overseas market, including follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities.

There can be no assurance that we will complete all required filings within the prescribed periods, that the CSRC or other PRC authorities will not request additional information or impose additional requirements, or that we will not be subject to regulatory inquiries or enforcement actions. Any failure or delay in completing required procedures could restrict this offering, the registration or resale of the consideration shares, our ability to conduct future offshore financing transactions or other corporate activities and could materially and adversely affect our business, financial condition and the trading price of our Class A Ordinary Shares.

S-6

Risks Relating to the Techforge Acquisition

The Techforge acquisition was a related-party transaction, and the interests of our founder and chairman may differ from those of our other shareholders.

The acquisition of an equity interest in Techforge Co., Ltd. (“Techforge”) involved a related-party transaction. One of the sellers under the share purchase agreement was an entity indirectly wholly owned by Mr. Feng Xie, our founder and chairman. Immediately prior to the completion of the acquisition, Mr. Feng Xie beneficially owned approximately 63.0% of the outstanding equity interests in Techforge. Accordingly, Mr. Feng Xie had interests in the acquisition that differed from, and may have conflicted with, the interests of our other shareholders.

Although the acquisition was approved in accordance with our applicable corporate governance procedures, the related-party nature of the transaction may give rise to actual or perceived conflicts of interest. There can be no assurance that the terms of the acquisition are as favorable to us as those that might have been obtained in an arm’s-length transaction with an unrelated third party. Any actual or perceived conflict of interest could result in shareholder claims, regulatory scrutiny, reputational harm or other adverse consequences and could divert the attention of our management and board of directors from the operation of our business.

We may not successfully integrate Techforge and Anamana or realize the anticipated benefits of the acquisition.

The acquisition consisted of two related transactions. Pursuant to the share purchase agreement, we acquired existing shares of Techforge from certain selling shareholders for aggregate consideration of US$19.6 million, paid through the issuance of 24,500,000 Class A Ordinary Shares. Pursuant to a separate share subscription agreement, we invested US$7.0 million in cash directly in Techforge through the subscription for newly issued Techforge shares. Following completion of both transactions, we hold approximately 56.0% of the outstanding equity interests in Techforge on a fully diluted basis.

The acquisition exposes us to significant integration and execution risks. We may encounter difficulties in integrating Techforge and its wholly owned subsidiary, Anamana Pte. Ltd. (“Anamana”), with our existing operations, technology infrastructure, personnel, financial reporting systems, internal controls and corporate culture. The integration process may require significant management attention and financial resources, disrupt our existing operations and result in costs that exceed our expectations.

The expected benefits of the acquisition depend on our ability to combine our publishing, user acquisition, data analytics and monetization capabilities with Anamana’s AI-assisted production platform, creator ecosystem and distribution channels. These anticipated benefits and synergies may not be realized within the expected timeframe or at all. Failure to successfully integrate Techforge and Anamana or realize the anticipated benefits of the acquisition could materially and adversely affect our business, financial condition, results of operations and prospects.

Anamana has a limited operating history, and its AI-native content business may not develop or achieve commercial success as anticipated.

Anamana operates an AI-native micro-serial platform, production platform and global creator ecosystem incubator. Its business model involves emerging technologies, evolving consumer preferences and a developing market for AI-assisted content production and distribution. The market for AI-native entertainment is at an early stage, and it is difficult to predict its size, growth rate, competitive dynamics, regulatory environment or long-term commercial viability.

Anamana may be unable to attract or retain creators, produce content that achieves sustained user engagement, acquire users on commercially acceptable terms or monetize its content and platform effectively. Its business may also require substantial and continuing investments in technology, content production, marketing, distribution, personnel and regulatory compliance. Such expenditures may not result in corresponding revenue growth or profitability.

S-7

Anamana also faces risks associated with the use of artificial intelligence, including the accuracy and reliability of AI-generated outputs, intellectual property ownership and infringement claims, data privacy and security concerns, evolving regulatory requirements and public acceptance of AI-generated content. If Anamana fails to address these risks, scale its business or achieve commercial acceptance, the value of our investment in Techforge could be materially impaired, and the acquisition could adversely affect our business, financial condition and results of operations.

The issuance and potential resale of 24,500,000 Class A Ordinary Shares in connection with the Techforge acquisition have diluted our existing shareholders and may adversely affect the market price of our Class A Ordinary Shares.

In connection with the acquisition, we issued 24,500,000 Class A Ordinary Shares to the sellers, or their respective designees, at a deemed purchase price of US$0.80 per share. The issuance of these shares resulted in substantial dilution to our existing shareholders and increased the number of Class A Ordinary Shares that may become eligible for future resale.

We have agreed to use commercially reasonable efforts to file a registration statement covering the resale of the consideration shares within 60 calendar days following the closing of the share purchase. Following the effectiveness of that registration statement, the holders may sell all or a substantial portion of the consideration shares in the public market. Sales of a significant number of such shares, or the perception that such sales may occur, could place substantial downward pressure on the market price of our Class A Ordinary Shares, increase volatility and impair our ability to raise capital through future equity offerings.

The issuance of the consideration shares also reduced the percentage ownership and voting power of our existing holders of Class A Ordinary Shares. Additional issuances under this offering, our equity incentive plan, future acquisitions, financings or other transactions would result in further dilution.

Our founder and chairman exercises substantial voting control over us, and his interests may not be aligned with those of our other shareholders.

Our dual-class share structure concentrates voting control with Mr. Feng Xie, our founder and chairman. Each Class A Ordinary Share is entitled to one vote, while each Class B Ordinary Share is entitled to fifty votes on all matters subject to a vote at our general meetings.

Following completion of the Techforge acquisition, Mr. Feng Xie beneficially owns approximately 31.5% of our outstanding Ordinary Shares and controls approximately 87.6% of our aggregate voting power. As a result, Mr. Feng Xie has substantial influence over matters submitted to our shareholders for approval, including the election and removal of directors, amendments to our memorandum and articles of association, mergers, acquisitions, dispositions of substantially all of our assets and other significant corporate transactions.

This concentration of voting power may delay, prevent or discourage a change of control, may prevent our other shareholders from influencing significant corporate decisions and may result in actions that are not aligned with the interests of holders of our Class A Ordinary Shares. The concentration of control may also adversely affect the trading price and liquidity of our Class A Ordinary Shares.

S-8

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and our SEC filings that are incorporated by reference herein and therein may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements relating to:

●	expectations regarding our strategies and future financial performance, including our future business plans or objectives, prospective performance and opportunities and competitors, revenues, customer acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends and acceptance, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities;

●	anticipated trends, growth rates, and challenges in the mobile gaming industry in general and the markets in which we operate;

●

our ability to successfully integrate Techforge Co., Ltd. and Anamana Pte. Ltd. and realize the anticipated benefits of the acquisition, and our expectations regarding the development and commercial viability of Anamana’s AI-native content business;

●	our expectations regarding demand for and market acceptance of the games we publish;

●	our plans to invest in our products and services;

●	our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business in the United States and other international markets;

●	our management and board composition;

●	our ability to maintain listing status on Nasdaq, and our ability to regain and maintain compliance with the continued listing requirements of the Nasdaq Capital Market, including the minimum bid price requirement;

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources; and

●	other risks and uncertainties described in the section entitled “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus.

The forward-looking statements included in this prospectus, the documents incorporated by reference herein, and any prospectus supplement are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement. Moreover, we operate in an evolving environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

S-9

USE OF PROCEEDS

We may offer and sell our Class A Ordinary Shares having aggregate sales proceeds of up to US$11,642,197 from time to time. The amount of net proceeds from this offering will depend upon the number of our Class A Ordinary Shares sold and the market prices at which such shares are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any Class A Ordinary Shares under or fully utilize the Sales Agreement as a source of financing.

We intend to use the net proceeds from the sale of the securities offered by this prospectus supplement for working capital and general corporate purposes. Assuming the sale of Class A Ordinary Shares having an aggregate offering price of US$11,642,197, we estimate that the net proceeds from this offering will be approximately US$11,223,931, after deducting the Agent’s commissions and estimated offering expenses payable by us.

We will retain broad discretion in the allocation of the net proceeds from this offering and could utilize the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our Class A Ordinary Shares. The amount and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. While we intend to spend the net proceeds of the offering as stated above, there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable.

S-10

DIVIDEND POLICY

Our board of directors (“Board”) may declare dividends (including interim dividends) and other distributions on shares in issue and authorize payment of the same out of the funds of the Company lawfully available therefor, subject to the rights and restrictions attaching to our shares. In addition, our shareholders may by ordinary resolution declare dividends, but no dividend may exceed the amount recommended by the Board. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant.

We have not previously declared or paid any cash dividends and we do not have any present plan to pay any cash dividends on our Class A Ordinary Shares in the foreseeable future after this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. Our ability to pay dividends may also be affected by restrictions on the payment of dividends and the transfer of funds by our subsidiaries under applicable laws and regulations. See “Our Company—Cash Flows through Our Organization” in the accompanying base prospectus and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC” in our FY2026 20-F.

S-11

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted to the extent of the difference between the price per ordinary share paid by you in this offering and our net tangible book value per ordinary share after this offering. Dilution results from the fact that the prices at which the Class A Ordinary Shares are sold in this offering may be substantially in excess of the net tangible book value per ordinary share attributable to our existing shareholders.

Our net tangible book value as of June 30, 2026 was approximately US$35.1 million, or US$0.66 per ordinary share as of that date. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting our pro forma as adjusted net tangible book value per ordinary share, after giving effect to the net proceeds we will receive from this offering, from an assumed offering price of US$0.6265 per Class A Ordinary Share.

Without taking into account any other changes in net tangible book value after June 30, 2026, other than to give effect to our sale of 18,582,916 Class A Ordinary Shares offered in this offering at an offering price of US$0.6265 per ordinary share, after deducting the Agent’s commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2026 would have been approximately US$45.5 million, or US$0.47 per ordinary share.

	Per Ordinary Share
Offering price	US$	0.6265
Net tangible book value as of June 30, 2026	US$	0.66
Pro forma as adjusted net tangible book value after giving effect to this offering	US$	0.47
Amount of dilution in net tangible book value to new investors in this offering	US$	0.16

The table above assumes for illustrative purposes that an aggregate of 18,582,916 Class A Ordinary Shares are sold in this offering at a price of US$0.6265 per ordinary share, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on November 9, 2026. The Class A Ordinary Shares sold in this offering, if any, will be sold from time to time at various prices.

Furthermore, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. New investors will experience further dilution if new awards are granted or outstanding awards are settled in Class A Ordinary Shares under our equity incentive plans or if we issue additional Class A Ordinary Shares, other equity securities or convertible debt securities in the future.

The table above excludes Class A Ordinary Shares held in treasury and Class A Ordinary Shares underlying outstanding awards granted under the 2023 Equity Incentive Plan.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering up to US$11,642,197 of our Class A Ordinary Shares pursuant to this prospectus supplement and the accompanying base prospectus. The material terms and provisions of our Class A Ordinary Shares are described below and under the caption “Description of Share Capital” beginning on page 16 of the accompanying base prospectus.

S-13

PLAN OF DISTRIBUTION

We entered into an At The Market Offering Agreement with ARC Group Securities LLC, as Agent, on November 10, 2026. Pursuant to this prospectus supplement, we may offer and sell our Class A Ordinary Shares having an aggregate offering price of up to US$11,642,197 from time to time through or to the Agent, as sales agent or principal. Sales of our Class A Ordinary Shares, if any, under this prospectus supplement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our Class A Ordinary Shares, or any other existing trading market for our Class A Ordinary Shares, or to or through a market maker. With our prior written approval, the Agent may also sell our Class A Ordinary Shares in privately negotiated transactions. We may also sell our Class A Ordinary Shares directly to the Agent as principal pursuant to a separate terms agreement. We or the Agent may suspend the offering of Class A Ordinary Shares upon notice and subject to other conditions.

Each time we wish to issue and sell our Class A Ordinary Shares under the Sales Agreement, we will notify the Agent of the number or dollar value of Class A Ordinary Shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Agent, unless the Agent declines to accept the terms of the notice, the Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Class A Ordinary Shares up to the amount specified on such terms. The obligations of the Agent under the Sales Agreement to sell our Class A Ordinary Shares are subject to a number of conditions that we must meet as described in the Sales Agreement. We may instruct the Agent not to sell Class A Ordinary Shares if the sales cannot be effected at or above the price designated by us from time to time. We or the Agent may suspend the offering of Class A Ordinary Shares upon notice and subject to other conditions.

We will pay the Agent commissions for the Agent’s services in acting as sales agent in the sale of our Class A Ordinary Shares at a commission rate equal to 3.0% of the gross proceeds from each sale of our Class A Ordinary Shares through the Agent as sales agent. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, sales commissions and net proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we have agreed to reimburse the Agent for certain reasonable and documented out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel, in an aggregate amount not to exceed US$100,000 under the Sales Agreement and the Engagement Letter; provided that, if no Class A Ordinary Shares are sold under the Sales Agreement, such aggregate amount will not exceed US$50,000. We have also agreed to reimburse the Agent for expenses incurred in connection with subsequent due diligence update sessions in an amount not to exceed US$5,000 per three-month period and US$20,000 in any 12 consecutive months.

We estimate that the total expenses for the offering, excluding compensation payable to the Agent under the Sales Agreement, will be approximately US$69,000.

Settlement for sales of our Class A Ordinary Shares will occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Class A Ordinary Shares under this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent agree upon.

In connection with the sale of our Class A Ordinary Shares on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.

This offering pursuant to the Sales Agreement will terminate upon the earlier of (1) the issuance and sale of all of our Class A Ordinary Shares subject to the Sales Agreement; and (2) the termination of the Sales Agreement as permitted therein. We or the Agent may terminate the Sales Agreement at any time pursuant to the terms of the Sales Agreement.

S-14

The Agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services it may in the future receive customary fees. In addition, in the ordinary course of its various business activities, the Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

To the extent required by Regulation M, the Agent will not engage in any market making activities involving our Class A Ordinary Shares while the offering is ongoing under this prospectus supplement.

Other than in the United States, no action has been or will be taken by us or the Agent that would permit a public offering of the securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying base prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying base prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying base prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying base prospectus. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction in which such an offer or a solicitation is unlawful.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed with the SEC and incorporated by reference herein. This prospectus supplement and the accompanying base prospectus may be made available in electronic format on a website maintained by the Agent, and the Agent may distribute this prospectus supplement and the accompanying base prospectus electronically.

Listing

Our Class A Ordinary Shares are currently listed on the Nasdaq Capital Market under the symbol “GMHS.”

Transfer Agent and Registrar

The registrar and transfer agent for our securities is VStock Transfer, LLC.

S-15

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2026:

●	on an actual basis;

●

on an unaudited pro forma basis to give effect to (i) the issuance of 3,214,161 Class A Ordinary Shares under the 2023 Equity Incentive Plan on October 28, 2026 and (ii) the acquisition of an equity interest in Techforge Co., Ltd., including the issuance of 24,500,000 Class A Ordinary Shares as consideration and the US$7.0 million cash capital investment, but without give effect to (iii) the grant of any share-based awards subsequent to June 30, 2026; and

●

on an unaudited pro forma as adjusted basis to give further effect to the assumed sale of 18,582,916 Class A Ordinary Shares in this offering at an assumed offering price of US$0.6265 per Class A Ordinary Share, after deducting the Agent’s commissions and estimated offering expenses payable by us.

You should read this table together with the sections of this prospectus supplement entitled “Use of Proceeds” and “Dilution,” the unaudited pro forma financial information included in our Form 6-K furnished to the SEC on November 10, 2026, and the financial statements and related notes and other information incorporated by reference into this prospectus supplement and the accompanying base prospectus.

	As of June 30, 2026
	Actual	Pro Forma (unaudited)	Pro Forma As Adjusted (unaudited)
	(US$ in thousands)
Debt
Short-term borrowings	764	1,502	1,502
Shareholders’ Equity
Class A ordinary shares, US$0.0001 par value; 900,000,000 shares authorized; 49,520,156 shares issued (including 518,063 treasury shares) and 49,002,093 shares outstanding, actual, and 95,817,233 shares outstanding, as adjusted	5	8	10
Class B ordinary shares, US$0.0001 par value; 100,000,000 shares authorized; 7,799,057 shares issued and outstanding	1	1	1
Treasury stock	(600)	(600)	(600)
Additional paid-in capital	11,287	11,287	22,509
Retained earnings	27,826	27,825	27,825
Accumulated other comprehensive income	684	684	684
Total Gamehaus Holdings Inc.’s shareholders’ equity	39,202	39,205	50,429
Non-controlling interests	(548)	(927)	(927)
Total shareholders’ equity	38,655	38,278	49,502
Total capitalization	39,419	39,780	51,004

The table above assumes for illustrative purposes that an aggregate of 18,582,916 Class A Ordinary Shares are sold by us at an assumed offering price of $0.6265 per share. The actual number of Class A Ordinary Shares sold, if any, will vary depending on the actual sales prices per share based on prevailing market conditions from time to time during this offering. There is no assurance that we will sell any or all of the Class A Ordinary Shares offered pursuant to this prospectus supplement.

S-16

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus supplement and the accompanying base prospectus are set forth in “Item 10. Additional Information — E. Taxation” in the FY2026 20-F, which is incorporated by reference herein.

S-17

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement and the accompanying base prospectus and other legal matters concerning this offering relating to Cayman Islands law will be passed upon for us by Ogier. Certain legal matters relating to U.S. law will be passed upon for us by Baker & McKenzie LLP. Certain legal matters relating to PRC law will be passed upon for us by JunHe LLP. Ellenoff Grossman & Schole LLP is acting as counsel for the Agent in connection with this offering.

EXPERTS

The consolidated financial statements of Gamehaus Holdings Inc. as of June 30, 2026 and 2025, and for each of the three years in the period ended June 30, 2026, incorporated by reference in this prospectus supplement and the accompanying base prospectus, have been audited by Audit Alliance LLP, an independent registered public accounting firm, as stated in its report incorporated by reference herein. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

The business address of Audit Alliance LLP is located at 10 Anson Road, #20-16 International Plaza, Singapore 079903.

The consolidated financial statements of Techforge Co., Ltd. as of June 30, 2026 and 2025, and for the year ended June 30, 2026 and the period from February 28, 2025 (date of incorporation) to June 30, 2025, incorporated by reference in this prospectus supplement and the accompanying base prospectus from our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on November 10, 2026, have been audited by Edston Global PAC, an independent registered public accounting firm, as stated in its report incorporated by reference herein. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

The business address of Edston Global PAC is located at 10 Anson Road, #26-03, International Plaza, Singapore 079903.

S-18

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, the accompanying base prospectus omits certain information and exhibits that are included in the registration statement of which the accompanying base prospectus forms a part. Since this prospectus supplement and the accompanying base prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which the accompanying base prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement and the accompanying base prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at www.gamehaus.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement or the accompanying base prospectus and is not incorporated by reference herein or therein.

S-19

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying base prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement and the accompanying base prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement or the accompanying base prospectus and information incorporated by reference herein or therein, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	our annual report on Form 20-F for the fiscal year ended June 30, 2026, filed with the SEC on September 29, 2026;

●	our current reports on Form 6-K furnished to the SEC on November 4, 2026 and November 10, 2026;

●	the description of our Class A Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on January 24, 2025, including any amendment or report filed for the purpose of updating such description; and

●	with respect to each offering of the securities under this prospectus supplement and the accompanying base prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC after the date of this prospectus supplement and until the termination or completion of the offering by means of this prospectus supplement and the accompanying base prospectus.

Our annual report for the year ended June 30, 2026, filed with the SEC on September 29, 2026, contains a description of our business and audited consolidated financial statements with a report of our independent registered public accounting firm. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus supplement or the accompanying base prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement or the accompanying base prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference herein or therein, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement, upon the written or oral request of that person made to:

19th Floor, Shanghai Technology Investment Building

No. 1699 Zhongke Road

Pudong New District, Shanghai

The People’s Republic of China, 201203

Telephone: +86-021-68815668

Attention: Investor Relations

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying base prospectus or any document incorporated by reference herein or therein is accurate as of any date other than the date of the applicable document.

S-20

PRELIMINARY PROSPECTUS

Gamehaus Holdings Inc.

US$200,000,000

Class A Ordinary Shares

Warrants

Debt Securities

Subscription Rights

Units

We may from time to time offer, issue and sell up to US$200,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies, of our Class A ordinary shares, par value US$0.0001 per share (the “Class A Ordinary Shares”), warrants to purchase Class A Ordinary Shares, debt securities, subscription rights and a combination of such securities, separately or as units, in one or more offerings. We refer to our Class A Ordinary Shares, warrants, debt securities, subscription rights and units collectively as “securities” in this prospectus. This prospectus provides a general description of offerings of these securities that we may undertake.

Each time we offer and sell the securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about such offering and the terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

We may offer and sell the securities from time to time at fixed prices, at prevailing market prices or at negotiated prices, pursuant to one or more of the following methods: through agents, to or through underwriters, to or through broker-dealers, in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended directly to a limited number of purchasers or to a single purchaser, or through a combination of any of these methods. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters, dealers or agents and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” in this prospectus for a more complete description of the ways in which the securities may be offered and sold.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market, under the symbol “GMHS.” On July 27, 2026, the closing price of our Class A Ordinary Shares was US$0.87 per share.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our issued and outstanding Class A Ordinary Shares held by non-affiliates remains below US$75,000,000. The aggregate market value of our issued and outstanding Class A Ordinary Shares held by non-affiliates is US$23,523,531.54 based on the closing price of US$0.87 per Class A Ordinary Share on July 27, 2026 and 27,038,542 Class A Ordinary Shares held by non-affiliates. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements. See “Our Company—Implications of Being an Emerging Growth Company.”

We are also a “foreign private issuer,” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, (i) our officers and directors are exempt from the short-swing profit recovery provisions of Section 16 of the Exchange Act, and (ii) our principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. See “Our Company—Implications of Being a Foreign Private Issuer.”

We are an exempted company with limited liability incorporated in the Cayman Islands with no material operations of our own and are not a Chinese company. We conduct our operations through the Operating Subsidiaries in Hong Kong, Singapore, and mainland China, including (i) Chongqing Haohan Network Technology Co., Ltd., a limited liability company organized under the laws of the PRC, (ii) Shanghai Kuangre Network Technology Co., Ltd., a limited liability company organized under the laws of the PRC; and (iii) Gamepromo Co., Limited, a Hong Kong corporation, and various subsidiaries thereof. This corporate structure involves unique risks to investors, as we conduct substantially all of our operations through the Operating Subsidiaries. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A Ordinary Shares, including that it could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Item 3. Key Information – D. Risk Factors – Risks Relating to Doing Business in the PRC – Chinese regulatory authorities could disallow our holding company structure, which may result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless” in our most recent annual report on Form 20-F for the fiscal year ended June 30, 2025 (the “FY2025 20-F”), incorporated herein by reference. Investments in our securities are not purchases of equity securities of the Operating Subsidiaries in Hong Kong, Singapore, or mainland China; instead, they are purchases of equity securities of a Cayman Islands holding company with no material operations of its own. Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 14 of this prospectus.

We are subject to certain legal and operational risks associated with the business operations of our PRC Subsidiaries being based in China, which could cause the value of our securities to significantly decline or become worthless. Applicable PRC laws and regulations governing such current business operations are sometimes vague, and as a result these risks may result in material changes in the operations of our PRC Subsidiaries, significant depreciation or a complete loss of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. The PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On December 28, 2021, 13 governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As of the date of this prospectus, neither we nor our subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures. We are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures or the Regulations on the Network Data Security Administration (the “Security Administration Regulations”), because our PRC Subsidiaries are not critical information infrastructure operators (“CIIOs”) or online platform operators that possess personal information of at least one million users or engage in data processing activities that affect or may affect national security. See “Item 3. Key Information – D. Risk Factors – Risks Relating to Doing Business in the PRC – Recent greater oversight by the CAC over data security, particularly for companies seeking to list or continuously list on a foreign exchange, could adversely impact our business” in the FY2025 20-F. On February 17, 2023, China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures,” which became effective on March 31, 2023, and five supporting guidelines. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three business days following their submission of initial public offerings or listing applications. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. On June 13, 2024, Chongqing Haohan Network Technology Co., Ltd., one of our PRC Subsidiaries, filed with the CSRC in connection with our Business Combination and listing on the Nasdaq Capital Market pursuant to the Trial Measures and, on November 21, 2024, the CSRC issued the filing notification to us. Except for the requirement for such CSRC filing under the Trial Measures with respect to our Business Combination and listing on the Nasdaq Capital Market, as of the date of this prospectus, neither we nor our PRC Subsidiaries have received any inquiry, notice, warning, or sanction regarding our overseas listing from any other PRC governmental authorities. The official guidance and related implementation rules of these statements and regulatory actions have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on a U.S. exchange. We are required to file with the CSRC within three business days following the completion of each of one or more offerings conducted pursuant to this prospectus. We may also be required to file with the CSRC in connection with any of our future offering and listing in an overseas market, including follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities. If we fail to complete such procedures for such one or more offerings as well as any future offshore offering or listing in an overseas market, including our follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities, we may face sanctions by the CSRC or other PRC regulatory authorities, which may include fines and penalties on us, restrictions on or delays to our financing transactions offshore, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Class A Ordinary Shares. See “Item 3. Key Information – D. Risk Factors – Risks Relating to Doing Business in the PRC – The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject our PRC Subsidiaries to additional compliance requirements in the future” in the FY2025 20-F.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene with or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. See “Item 3. Key Information – D. Risk Factors – Risks Relating to Doing Business in the PRC – Given the Chinese government’s significant oversight and discretion over the conduct of our business, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares” in the FY2025 20-F.

Pursuant to the Holding Foreign Companies Accountable Act (the “HFCAA”), as amended by the Consolidated Appropriations Act, 2023, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board (United States) (the “PCAOB”) for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Our securities may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment” in the FY2025 20-F.

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. As the PRC government imposes control over currency conversion, it has the authority to conduct exchange transfer reviews, which may impose certain limitations on our ability to transfer cash between our Company, our subsidiaries, and our investors, primarily reflected in the following aspects: (i) we are restricted from providing capital or loans to our PRC subsidiaries, which may adversely affect the operations of our PRC Subsidiaries; (ii) our PRC Subsidiaries may be restricted from paying dividends to us; and (iii) if we are unable to obtain dividends from our PRC Subsidiaries, it may adversely impact our dividends distribution to investors. Further, to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong, due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash or assets. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—To the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong, due to interventions in or the imposition of restrictions and limitations on our ability by the PRC government to transfer cash or assets” in the FY2025 20-F. There is no assurance the PRC government will not intervene in or impose restrictions on the ability of our Company or our subsidiaries to transfer cash or assets. As of the date of this prospectus, no cash transfer or transfer of other assets has occurred between the Parent and our subsidiaries, except that the Parent received approximately US$100,000 in March 2025 and approximately US$40,000 in September 2025 from Gamehaus HK for working capital purposes.

Investing in these securities involves a high degree of risk, including the risk of losing your entire investment. Furthermore, investors should be aware that there are various other risks relating to the securities, the issuer and its subsidiaries, their business and their jurisdictions of operations which investors should familiarize themselves with before making an investment in the securities. Please carefully consider the risks discussed under “Risk Factors” in this prospectus beginning on page 14, in any accompanying prospectus supplement or in our reports filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to invest in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2026.

You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the U.S. Securities and Exchange Commission. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell the securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using this shelf registration statement, we may, from time to time, sell any of our securities to the extent permitted in this prospectus and the applicable prospectus supplement in one or more offerings on a continuous or delayed basis. This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus or, if applicable, any other offering materials we may provide you with. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not, and any underwriter or agent will not, make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement or any other offering materials is accurate only as of the date on their respective cover, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

In addition, this prospectus and any accompanying prospectus supplement do not contain all the information set forth in the registration statement, including exhibits, that we have filed with the SEC on Form F-3 under the U.S. Securities Act of 1933, as amended (the “Securities Act”). We have filed certain of these documents as exhibits to our registration statement and we refer you to those documents. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

Unless otherwise indicated, in this prospectus, the following terms shall have the meaning set out below:

●	“Business Combination Agreement” means the business combination agreement, dated September 16, 2023, by and among Golden Star, Gamehaus Inc., Gamehaus 1 Inc., Gamehaus 2 Inc., and G-Star Management Corporation, a British Virgin Islands company, in the capacity as the representative of Golden Star and the shareholders of Golden Star;

●	“Business Combination” means the transactions contemplated under the Business Combination Agreement, including but not limited to (i) Gamehaus 1 Inc., an exempted company with limited liability incorporated in the Cayman Islands formed solely for the purpose of effecting the transactions contemplated thereunder, merged with and into Gamehaus Inc., with Gamehaus Inc. being the surviving corporation and a direct wholly owned subsidiary of Gamehaus Holdings Inc.; and (ii) Gamehaus 2 Inc., an exempted company with limited liability incorporated in the Cayman Islands formed solely for the purpose of effecting the transactions contemplated thereunder, merged with and into Golden Star, with Golden Star being the surviving corporation and a direct wholly owned subsidiary of Gamehaus Holdings Inc.;

●	“BVI” refers to the British Virgin Islands;

1

●	“Class A Ordinary Shares” means the Class A Ordinary Shares of Gamehaus Holdings Inc., par value US$0.0001 each, with each Class A Ordinary Share entitling the holder thereof to one (1) vote on all matters subject to vote at our general meetings;

●	“Class B Ordinary Shares” means the Class B Ordinary Shares of Gamehaus Holdings Inc., par value US$0.0001 each, with each Class B Ordinary Share entitling the holder thereof to fifty (50) votes on all matters subject to vote at our general meetings;

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

●	“Gamehaus HK” means Gamehaus Limited, a Hong Kong corporation and a wholly owned subsidiary of us;

●	“Golden Star” means Golden Star Acquisition Corporation, a Cayman Islands exempted company, which is wholly owned by the Parent;

●	“Hong Kong” refers to Hong Kong Special Administrative Region in the PRC;

●	“M&AA” refers to the Second Amended and Restated Memorandum and Articles of Association of Gamehuas Holdings Inc.;

●	“Ordinary Shares” means the Class A Ordinary Shares and Class B Ordinary Shares of Gamehaus Holdings Inc.;

●	“PRC” or “China” means the People’s Republic of China. The term “Chinese” has a correlative meaning for the purpose of this prospectus. When used in the case of laws and regulations of “China” or “the PRC”, it refers to only such laws and regulations of mainland China;

●	“PRC Subsidiaries” means all our subsidiaries in the PRC, including (i) Chongqing Haohan Network Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly owned by Gamehaus HK; (ii) Shanghai Kuangre Network Technology Co., Ltd., a limited liability company organized under the laws of the PRC and a wholly owned subsidiary of Gamehaus HK; and (iii) Gamepromo Co., Limited, a Hong Kong corporation and a wholly owned subsidiary of Gamehaus HK; as well as our other subsidiaries incorporated in the PRC;

●	“RMB” means the legal currency of China;

●	“Nasdaq” means The NASDAQ Stock Market LLC;

●	“Parent” means Gamehaus Holdings Inc., our Cayman Islands holding company;

●	“PCAOB” means Public Company Accounting Oversight Board (United States);

●	“SEC” means the Securities and Exchange Commission;

●	“Securities Act” means the Securities Act of 1933, as amended;

●	“U.S.” means the United States of America;

●	“U.S. Dollars,” “$,” or “US$” means the legal currency of the United States; and

●	“U.S. GAAP” or “GAAP” means accounting principles generally accepted in the United States.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This registration statement incorporates by reference important information about the Company that is not included in or delivered with this document. The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the following documents:

●	Our annual report on Form 20-F for the fiscal year ended June 30, 2025, filed with the SEC on October 23, 2025 (File No. 001-42488).

●	Our current reports on Form 6-K furnished to the SEC on January 24, 2025, May 19, 2025, August 29, 2025, September 9, 2025, November 25, 2025, January 27, 2026, March 23, 2026, June 24, 2026, July 13, 2026 and July 14, 2026.

●	The registration statement on Form S-8 regarding our securities to be offered to employees in employee benefit plans filed with the SEC on June 23, 2025 (File No. 333-288231) and on May 4, 2026 (File No. 333-295516), and any amendment thereto;

●	The description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on January 24, 2025 (File No. 001-42488), and any amendment or report filed for the purpose of updating such description;

●	Any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	Any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our filings with the SEC, including annual reports on Form 20-F and current reports on Form 6-K and amendments to those reports, are available electronically on the SEC’s website at www.sec.gov. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

19th Floor, Shanghai Technology Investment Building

No. 1699 Zhongke Road

Pudong New District, Shanghai

The People’s Republic of China, 201203

Telephone: +86-021-68815668

Attention: Investor Relations

You should rely only on the information that we incorporate by reference or provide in this prospectus or any supplement or amendment hereto. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any supplement or amendment hereto is accurate as of any date other than the date of the document containing the information.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements relating to:

●	expectations regarding our strategies and future financial performance, including our future business plans or objectives, prospective performance and opportunities and competitors, revenues, customer acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends and acceptance, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities;

●	anticipated trends, growth rates, and challenges in the mobile gaming industry in general and the markets in which we operate;

●	our expectations regarding demand for and market acceptance of the games we publish;

●	our plans to invest in our products and services;

●	our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business in the United States and other international markets;

●	our management and board composition;

●	our ability to maintain listing status on Nasdaq;

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources; and

●	other risks and uncertainties described in the section entitled “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus.

The forward-looking statements included in this prospectus, the documents incorporated by reference herein, and any prospectus supplement are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement. Moreover, we operate in an evolving environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

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OUR COMPANY

Overview

Gamehaus Holdings Inc. is an exempted company with limited liability incorporated in the Cayman Islands with no material operations of its own, and all of the operations are conducted through our subsidiaries in Singapore, Hong Kong, and mainland China. We are technology-driven mobile game publishing companies dedicated to nurturing partnerships with and amplifying the success of small- and medium-sized game developers. With our data-driven commercialization support and optimized game distribution solutions, we help small- and medium-sized game developers stay competitive in the global gaming market.

As a game publisher targeting the global market, we distribute mobile games created by developer partners across a wide range of gaming markets worldwide, including in countries such as the U.S., the U.K., Australia, Germany, France, Canada, Brazil, Japan, and India, among others. As of the date of this prospectus, we have built a diverse game portfolio across multiple genres, including social casino, match, simulation, role-playing game (“RPG”), puzzle, and bingo. Our most popular game category is social casino, and the majority of our users for this genre are located in Europe and North America. As a result, more than 75% of our revenue for the fiscal years ended June 30, 2024 and 2025 was derived from the European and North American markets. As of the date of this prospectus, we have published approximately 110 mobile games and have achieved over 200 million cumulative downloads.

We operate as a game publishing company, but our role extends beyond that. As we understand the challenges faced by small- and medium-sized game developers, who typically lack commercialization capabilities and face intense competition from larger game developers in the mobile gaming industry with channel and resource advantages, we have developed a symbiotic relationship with small- and medium-sized game developers to drive mutual growth and success. Specifically, by leveraging our extensive experience in the mobile gaming industry, our technological advantages, and data-driven insights into game content production and distribution, we offer a comprehensive package of services covering all aspects of the game life cycle, including (i) game development, (ii) screening and pre-publication testing, (iii) user acquisition, and (iv) monetization. Our proven and scalable growth model allows us to remain an asset-light company while fostering partnerships with game developers by selecting games that are most likely to succeed and distribute these games through the most appropriate distribution channels, so as to maximize the return on investment in game promotion and marketing. As of the date of this prospectus, we have worked with over 70 developer partners since incorporation, majority of whom are located in the PRC.

Our Corporate Structure

We commenced our operations through Shanghai Kuangre Network Technology Co., Ltd., a limited liability company established pursuant to PRC laws on August 25, 2016. Since our inception, we underwent a series of internal restructuring transactions. On December 2, 2020, Gamehaus Inc. was incorporated under the laws of the Cayman Islands.

On July 20, 2023, we established Gamehaus Holdings Inc., or the Parent, our holding company incorporated under the laws of the Cayman Islands solely for the purpose of effectuating the Business Combination. It owns no material assets and does not operate any business. As an exempted company in the Cayman Islands with no material operations of its own, all of the operations are conducted through our subsidiaries.

On January 24, 2025, we consummated the Business Combination pursuant to the terms of the Business Combination Agreement. As a result of the Business Combination, Gamehaus Inc. and Golden Star became the wholly-owned subsidiaries of the Parent.

On January 27, 2025, our Class A Ordinary Shares commenced trading on the Nasdaq Capital Market, under the symbol “GMHS.”

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The following diagram illustrates our corporate structure as of the date of this prospectus:

Our Corporate Information

Our principal executive office is located at 19th Floor, Shanghai Technology Investment Building, No. 1699 Zhongke Road, Pudong New District, Shanghai, PRC, and our telephone number is +86-021-68815668. Our corporate website is www.gamehaus.com. Information appearing on our website is not incorporated by reference into this prospectus or any applicable prospectus supplement.

The SEC maintains a website at www.sec.gov, which contains in electronic form each of the reports and other information that we have filed electronically with the SEC. Additional information about us is included in the documents incorporated by reference in this prospectus, including our most recent annual report on Form 20-F filed with the SEC. See “Incorporation of Certain Documents by Reference” in this prospectus.

Our agent for service of process in the United States is Cogency Global Inc., which is located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

The Holding Foreign Companies Accountable Act

Pursuant to the Holding Foreign Companies Accountable Act (the “HFCAA”), as amended by the Consolidated Appropriations Act, 2023, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Our securities may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our most recent annual report on Form 20-F, incorporated herein by reference.

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Summary of Risk Factors

An investment in our securities involves significant risks. Before making an investment decision, you should carefully consider all of the information in this prospectus, including the risks and uncertainties described below, the risk factors contained in our most recent annual report on Form 20-F, as well as any updates to those risk factors in our reports on Form 6-K, in each case incorporated by reference herein, together with all of the other information appearing or incorporated by reference herein.

Any of these risks could have a material adverse effect on our business, financial condition and results of operations. In any such case, the market price of our securities could decline, and you may lose all or part of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

Below is a summary of certain material risks we face, organized under relevant headings. For detailed discussions, see “Risk Factors” in this prospectus and “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F, incorporated herein by reference.

Risks Relating to Our Business

●	If we fail to screen, test, and publish popular, high-quality mobile games in a timely and successful manner, we will not be able to compete effectively and our ability to generate revenue will suffer;

●	We rely on developer partners for game development, and if such third parties, or critical staff of such third parties, are unable or unwilling to continue their cooperation with us, our business may be severely disrupted;

●	Our failure to anticipate or successfully implement new technologies could render our game publishing support services uncompetitive and reduce our revenue and market share;

●	If we are unable to continue to extend the life of existing mobile games that will encourage continued player engagement through the addition of new features or functionalities, our business may be negatively impacted;

●	We are in the highly competitive mobile gaming industry, and we may not be able to compete successfully against existing or new competitors, which could reduce our market share and adversely affect our competitive position and financial performance;

●	Our business relies on a few significant suppliers that account for more than 10% of our total purchases. Any interruption in operations in such significant suppliers may have an adverse effect on our business, financial condition, and results of operations;

●	Our business generates and processes a large amount of data, and we are required to comply with laws and regulations in multiple jurisdictions relating to data privacy and security. The improper use or disclosure of data could have a material adverse effect on our business and prospects;

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●	The proper functioning of our technology systems and platforms is essential to our business. Any disruption to our information technology systems could materially affect our ability to maintain the satisfactory performance of our game publishing support services;

●	If we sustain cyber-attacks or other privacy or data security incidents that result in security breaches, we could be subject to increased costs, liabilities, reputational harm, or other negative consequences, and we have no insurance coverage with respect to any such attacks or incidents;

●	We rely on app distribution platforms to distribute our mobile games and collect payments, including, in particular, Apple App Store and Google Play. If we were denied access to these app distribution platforms or if the terms of our revenue-sharing arrangements or other material aspects of our arrangements with these platforms were to materially adversely change, our mobile games business would be adversely affected, and such change could materially and adversely affect our business, financial condition, and results of operation;

●	If we fail to manage our growth or execute our strategies and future plans effectively, we may not be able to take advantage of market opportunities or meet the demand of our customers;

●	Non-compliance with laws and regulations on the part of any third parties with which we conduct business could expose us to legal expenses, compensation to third parties, penalties, and disruptions of our business, which may adversely affect our results of operations and financial performance;

●	If we fail to attract, recruit, or retain our key personnel, including our executive officers, senior management, and key employees, our ongoing operations and growth could be affected;

●	We may from time to time be subject to claims, controversies, lawsuits, and legal proceedings, which could adversely affect our business, prospects, results of operations, and financial condition;

●	We have not sought to register and do not have protection for our proprietary software, or the software and other intellectual property that we license from out developer partners, outside of China, notwithstanding that a majority of our business is conducted in North America and the EU; and

●	Our current insurance policies do not provide adequate levels of coverage against claims we may incur, and in the case of an uninsured or underinsured claim we would be required to bear the costs of repair and recovery and/or potential liability for a wide variety of perils to which our business is exposed, including those relating to cyber-attacks and data breaches.

Risk Relating to Doing Business in the PRC

●	Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations;

●	Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, could limit the legal protection available to you and us;

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management that reside outside the United States based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China;

●	Given the Chinese government’s significant oversight and discretion over the conduct of our business, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares;

●	Any actions by the Chinese government, including any decision to intervene or influence our operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to our operations, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless;

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●	PRC rules and regulations in connection with securities offerings and listing, including The Opinions on Severely Cracking Down on Illegal Securities Activities According to Law jointly issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council, The Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies promulgated by the China Securities Regulatory Commission, and the revised Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies issued by the PRC authorities may subject us to additional compliance requirements in the future;

●	Joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our listing on Nasdaq or future offerings of our securities in the U.S.;

●	Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business;

●	To the extent cash or assets in the business are in the PRC or a PRC entity, the funds or assets may not be available to fund operations or for other use outside of the PRC, due to interventions in or the imposition of restrictions and limitations on our ability by the PRC government to transfer cash or assets;

●	Under the PRC Enterprise Income Tax Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment;

●	Chinese regulatory authorities could disallow our holding company structure, which may result in a material change in our operations and/or a material change in the value of our securities, including that it could cause the value of such securities to significantly decline or become worthless;

●	If we become directly subject to the scrutiny, criticism, and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price, and reputation; and

●	Some of our subsidiaries are subject to various evolving Hong Kong laws and regulations regarding data security or antimonopoly, which could subject them to government enforcement actions and investigations, fines, penalties, and suspension or disruption of their operations.

Risks Relating to Our Class A Ordinary Shares and the Trading Market

●	If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations, meet our reporting obligations, or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected;

●	We may or may not pay cash dividends in the foreseeable future;

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●	A market for our securities may not develop or be sustained, which would adversely affect the liquidity and price of our Class A Ordinary Shares;

●	The market price of our Class A Ordinary Shares may be volatile or may decline, regardless of our operating performance;

●	We may not be able to maintain the listing of our Class A Ordinary Shares on Nasdaq;

●	If securities or industry analysts publish reports that are interpreted negatively by the investment community or publish negative research reports about our business, our share price and trading volume could decline;

●	The issuance of additional Class A Ordinary Shares in connection with future financings, acquisitions, investments, the Incentive Plan, or otherwise will dilute all other shareholders;

●	We are an “emerging growth company,” and it cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make our Class A Ordinary Shares less attractive to investors, which could have a material adverse effect on us, including our growth prospects;

●	As a “foreign private issuer” under the rules and regulations of the SEC, we are permitted to file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules and is permitted to follow certain home-country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers;

●	We are a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders;

●	The dual-class structure of our Ordinary Shares has the effect of concentrating voting control with our Chairman of Board of Directors, and his interests may not be aligned with the interests of our other shareholders;

●	Our dual-class capital structure may render our Class A Ordinary Shares ineligible for inclusion in certain stock market indices, and thus adversely affect the trading price and liquidity of our Class A Ordinary Shares;

●	Because we are incorporated in the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited; and

●	If we are characterized as a passive foreign investment company for U.S. federal income tax purposes, our U.S. shareholders may suffer adverse tax consequences

Permissions or Approval Required from the PRC Authorities for Our Operations

Gamehaus Holdings Inc. is an exempted company incorporated in the Cayman Islands and not a Chinese operating company, and this corporate structure involves unique risks to our investors. As an exempted company in the Cayman Islands with no material operations of its own, all of the operations are conducted through our subsidiaries. Our Class A Ordinary Shares are shares of the Cayman Islands exempted company instead of shares of our operating entities, including those in the PRC. Holders of our Class A Ordinary Shares do not directly own any equity interests in our subsidiaries, but will instead own shares of a Cayman Islands exempted company. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our securities, including that it could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Chinese regulatory authorities could disallow our holding company structure, which may result in a material change in our operations and/or a material change in the value of our securities, including that it could cause the value of such securities to significantly decline or become worthless” in our most recent annual report on Form 20-F, incorporated herein by reference.

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In order to operate our business activities as currently conducted in China, each of our PRC Subsidiaries is required to obtain a business license from the State Administration for Market Regulation (“SAMR”). As of the date of this prospectus, each of our PRC Subsidiaries has obtained a valid business license from the SAMR and no application for any such license has been denied. Furthermore, as of the date of this prospectus, our PRC Subsidiaries are not required to obtain any other approval, licenses, or permits from PRC governmental authorities to conduct their business. However, it is uncertain whether we or our PRC Subsidiaries will be required to obtain additional approval, licenses, or permits in connection with our business operations pursuant to evolving PRC laws and regulations, and whether we would be able to obtain and renew such approval on a timely basis or at all. Failing to do so could result in a material change in our operations, and the value of our Class A Ordinary Shares could depreciate significantly or become worthless.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which became effective on March 31, 2023, and five supporting guidelines. Pursuant to the Trial Measures, (i) an overseas offering and listing by a domestic company, whether directly or indirectly, shall be filed with the CSRC; and (ii) the issuer or its affiliated domestic company, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering, issuance of convertible bonds, offshore relisting after go-private transactions and other equivalent offing activities in an overseas market. In addition, after a domestic company has offered and listed securities in an overseas market, it is required to file a report to the CSRC after the occurrence and public disclosure of certain material corporate events, including but not limited to, change of control and voluntary or mandatory delisting. On November 21, 2024, we completed the required filing procedures in connection with our listing on the Nasdaq.

Under the applicable laws of PRC, we are required to file with the CSRC within three business days following the completion of each of one or more offerings conducted pursuant to this prospectus. We may also be required to file with the CSRC in connection with any of our future offering and listing in an overseas market, including follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities. If we fail to complete such procedures for such one or more offerings as well as any future offshore offering or listing in an overseas market, including our follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities, we may face sanctions by the CSRC or other PRC regulatory authorities, which may include fines and penalties on us, restrictions on or delays to our financing transactions offshore, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities. For more details, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business and Industry—The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject our PRC Subsidiaries to additional compliance requirements in the future” in our most recent annual report on Form 20-F, incorporated herein by reference.

Cash Flows through Our Organization

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to the Parent and the Parent has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If the Parent determines to pay dividends on any of our Class A Ordinary Shares in the future, as an exempted company, the Parent will be dependent on receipt of funds from Gamehaus HK, and the distribution of such payments from our PRC Subsidiaries. However, as the PRC government imposes control over currency conversion, it has the authority to conduct exchange transfer reviews, which may impose certain limitations on our ability to transfer cash between our the Parent, our subsidiaries, and our investors, primarily reflected in the following aspects: (i) we are restricted from providing capital or loans to our PRC subsidiaries, which may adversely affect the operations of our PRC Subsidiaries; (ii) our PRC Subsidiaries may be restricted from paying dividends to us; and (iii) if we are unable to obtain dividends from our PRC Subsidiaries, it may adversely impact our dividends distribution to investors. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC— PRC regulations relating to offshore investment activities by PRC residents may limit our PRC Subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us to liability and penalties under PRC law,” “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may restrict or delay us from using the proceeds of the Business Combination to make loans or additional capital contributions to our PRC Subsidiaries, which could adversely affect their liquidity and their ability to fund and expand their business” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of Chongqing Haohan and Shanghai Kuangre, and dividends payable by Chongqing Haohan and Shanghai Kuangre to our Gamehaus HK may not qualify to enjoy certain treaty benefits” in our most recent annual report on Form 20-F, incorporated herein by reference.

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Further, to the extent cash or assets in the business are in the PRC or a PRC entity, the funds or assets may not be available to fund operations or for other use outside of the PRC, due to interventions in or the imposition of restrictions and limitations on the ability of the Parent or our subsidiaries by the PRC government to transfer cash or assets. There is no assurance that the PRC government will not intervene in or impose restrictions on the ability of the Parent or our subsidiaries to transfer cash or assets. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—To the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong” in our most recent annual report on Form 20-F, incorporated herein by reference.

We have established controls and procedures for cash flows within our organization based on internal cash management policies established by our finance department, discussed, considered, and reviewed by the relevant departments in our Company, and approved by our Chairman of the Board of Directors. Specifically, our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plans and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. As of the date of this prospectus, no cash transfer or transfer of other assets has occurred between the Parent and our subsidiaries, except that the Parent received approximately US$100,000 in March 2025 and approximately US$40,000 in September 2025 from Gamehaus HK for working capital purposes.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of such exemptions. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of the ordinary shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

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Implications of Being a Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended. As such, we are exempt from certain provisions applicable to U.S. domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	our officers and directors are exempt from the short-swing profit recovery provisions of Section 16 of the Exchange Act,

●	our principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities.

Implications of Being a Controlled Company

We are a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies. As of the date of this prospectus, Mr. Feng Xie, our Chairman of Board of Directors, owns more than 50% of the voting power represented by our issued and outstanding ordinary shares. For so long as we are a “controlled company” under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including: (i) an exemption from the rule that a majority of our board of directors must be independent directors; (ii) an exemption from the rule that the compensation of our Chief Executive Officer must be determined or recommended solely by independent directors; and (iii) an exemption from the rule that our director nominees must be selected or recommended solely by independent directors. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not currently intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Class A Ordinary Shares and the Trading Market—We are a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders” in our most recent annual report on Form 20-F, incorporated herein by reference.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties discussed under the heading “Risk Factors” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act of 1934, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

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DESCRIPTION OF SHARE CAPITAL

General

A summary of the material provisions governing the Company’s share capital is described below. This summary is not complete and should be read together with the Company’s M&AA. Capitalized terms used but not defined in this section shall take the meanings assigned to such terms in the M&AA.

We are a Cayman Islands exempted company with limited liability, and our corporate affairs are governed by the M&AA, the Companies Act, and the common law of the Cayman Islands. The Company’s authorized share capital consists of 1,000,000,000 Ordinary Shares, consisting of 900,000,000 Class A Ordinary Shares of par value US$0.0001 each and 100,000,000 Class B Ordinary Shares of par value US$0.0001 each. All Ordinary Shares issued and outstanding were fully paid and non-assessable.

Ordinary Shares

The following are summaries of the material provisions of the Company’s M&AA and the Companies Act insofar as they relate to the material terms of the Ordinary Shares.

Our Ordinary Shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at the general meetings, and each Class B Ordinary Share shall entitle the holder thereof to fifty (50) votes on all matters subject to vote at the general meetings. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members.

Conversion. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder to any person or entity which is not an affiliate of such holder, or upon a change of ultimate beneficial ownership of Class B Ordinary Shares to any person or entity which is not an affiliate of the holder, such Class B Ordinary Shares shall be automatically and immediately converted into the same number of Class A Ordinary Shares.

Dividends. The holders of Ordinary Shares are entitled to such dividends as may be declared by the board of directors of our Company or declared by our Company’s shareholders by ordinary resolution (provided that no dividend may be declared by our Company’s shareholders which exceeds the amount recommended by our directors). Our M&AA provides that dividends may be declared and paid out of our Company’s lawfully available funds. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profits or share premium account, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting rights. Voting at any meeting of shareholders is by show of hands unless a poll (before or on the declaration of the result of the show of hands) is demanded. A poll may be demanded by the chairperson of such meeting or any one shareholder present in person or by proxy. With respect to all matters subject to a shareholders’ vote, each Class A Ordinary Share is entitled to one (1) vote, and each Class B Ordinary Share is entitled to fifty (50) votes, voting together as one class on all matters submitted to a vote by our shareholders at any general meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the outstanding and issued Ordinary Shares cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to the memorandum and articles of association. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

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General meetings of shareholders. As a Cayman Islands exempted company, our Company is not obliged by the Companies Act to call shareholders’ annual general meetings. Our M&AA provides that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case our Company shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our Company’s directors.

Shareholders’ general meetings may be convened by the chairperson of the board of directors of our Company or a majority of our board of directors (acting by a resolution of the board of directors). Advance notice of at least five (5) clear days is required for the convening of any general meeting of our Company’s shareholders. A quorum required for any general meeting of shareholders consists of one or more shareholders present in person or by proxy, representing not less than one-third of the shares entitled to attend and vote at the general meeting.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our M&AA provides that upon the requisition of any one or more of shareholders who together hold shares which carry in aggregate not less than 10% of and the rights to vote at such general meetings, and such requisition is made in writing specifying the purpose of the meeting, signed by or on behalf of each requisitioner, and be delivered in accordance with the notice provisions of our M&AA, the board of directors of our Company must convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. Should the directors fail to call a general meeting within 30 clear days from the date of receipt of a requisition, the requisitioners or any of them may call a general meeting within three months after the end of that period. However, our M&AA does not provide our Company’s shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out in our M&AA and provided that such transfer complies with applicable rules of the SEC, the Designated Stock Exchange and federal and state securities laws of the United States, any of our Company’s shareholders may transfer all or any of her or his Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange (if such Shares are listed on the Designated Stock Exchange) or any other form approved by our Company’s board of directors.

Where the Shares of any class in question are not listed on or subject to the rules of any Designated Stock Exchange, our Company’s board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which our Company has a lien. Our Company’s board of directors may also decline to register any transfer of any such Ordinary Share unless:

(a)	the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;
(b)	the instrument of transfer is in respect of only one class of Shares;
(c)	the instrument of transfer is properly stamped, if required;
(d)	in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four;
(e)	the Shares transferred are Fully Paid Up and free of any lien in favor of the Company; and
(f)	any applicable fee of such maximum sum as the Designated Stock Exchanges may determine to be payable, or such lesser sum as the Board may from time to time require, related to the transfer is paid to the Company.

If our Company’s directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 clear days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our Company’s board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than thirty clear days in any calendar year as the board may determine.

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Liquidation. On the winding up of our Company, our M&AA provides that our shareholders may, subject to these Articles and any other sanction required by the Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the Members the whole or any part of the assets of the Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the Members or different classes of Members;

(b)	to vest the whole or any part of the assets in trustees for the benefit of Members and those liable to contribute to the winding up.

Additionally, no shareholder shall be compelled to accept any assets if an obligation attaches to them. Our Company’s board of directors has the authority to present a petition for the winding up of the Company to the Grand Court of the Cayman Islands on behalf of the Company without the sanction of a resolution passed at a general meeting.

Calls on shares and forfeiture of shares. Our Company’s board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least fourteen (14) clear days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, repurchase and surrender of shares. Our Company may issue shares on terms that such shares are subject to redemption, at its option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our Company’s board of directors or by a special resolution of our Company’s shareholders. Our Company may also repurchase any of its shares on such terms and in such manner as have been approved by our Company’s board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variations of rights of shares. If at any time, our Company’s share capital is divided into different classes of shares, the rights attached to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class. Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Changes in Capital. Our company may from time to time by ordinary resolution:

●	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;

●	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

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Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our Company’s share capital in any way.

Issuance of additional shares. Our Company’s directors may, subject to provisions of the Companies Act and the M&AA, allot, issue, grant options over or otherwise deal with any unissued shares of our Company on such terms and conditions as it may determine, to the extent out of available authorized but unissued share capital.

However, under our M&AA, certain actions, including the creation, authorization, issuance, or reclassification of preference shares, are subject to the approval by vote or written consent of the holders of a majority of the voting power of the Class B Ordinary Shares, voting as a separate class.

Issuance of additional shares may dilute the voting power of holders of our Ordinary Shares.

Inspection of books and records. Holders of our Company’s Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our Company’s list of shareholders or our corporate records (save for our Company’s register of mortgages and charges, its memorandum and articles of association and special resolutions of its shareholders). Under Cayman Islands law, the names of current directors of our Company can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands. However, our Company will provide its shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-takeover provisions. Some provisions of our M&AA may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our Company’s directors may only exercise the rights and powers granted to them under our M&AA for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted company. Our Company is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

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“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members. Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our members, together with a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by a member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. We will perform the procedure necessary to immediately update the register of members to record and give effect to any issuance of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Class A Ordinary Shares. Warrants may be offered independently or together with Class A Ordinary Shares offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant and/or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	the terms of any rights to redeem or call the warrants;

●	United States federal income tax consequences of holding or exercising the warrants, if material; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of Class A Ordinary Shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Class A Ordinary Shares, holders of the warrants will not have any of the rights of holders of Class A Ordinary Shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Class A Ordinary Shares purchasable upon exercise, if any.

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DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into other securities, including our Class A Ordinary Shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for Class A Ordinary Shares or other securities will not have any rights of holders of Class A Ordinary Shares or other securities, and will not be entitled to dividend payments or voting rights, if any, of the Class A Ordinary Shares or other securities.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase Class A Ordinary Shares or other securities offered hereby. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the Class A Ordinary Shares or other securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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TAXATION

Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

25

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold from time to time pursuant to one or more of the following methods:

●	through agents;

●	to or through underwriters;

●	to or through broker-dealers (acting as agent or principal);

●	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

●	directly to a limited number of purchasers or to a single purchaser; or

●	through a combination of any such methods of sale.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

●	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

●	the terms of the offering;

●	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

●	any over-allotment option under which any underwriters may purchase additional securities from us; and

●	any public offering price.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

●	transactions on the Nasdaq Stock Market or any other organized market where the securities may be traded;

●	in the over-the-counter market;

●	in negotiated transactions;

●	under delayed delivery contracts or other contractual commitments; or

●	a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our securities.

If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Material income tax consequences relating to the purchase, ownership and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in our most recent annual report on Form 20-F, incorporated herein by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

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ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

Gamehaus Holdings Inc. is incorporated under the laws of the Cayman Islands as an exempted company with limited liability in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of foreign exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	with respect to Cayman Islands companies, plaintiffs may face special obstacles, including but not limited to those relating to jurisdiction and standing, in attempting to assert derivative claims in state or federal courts of the United States.

Our M&AA do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

A majority of our Company’s directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

PRC

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. Under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

There are currently no treaties or other arrangements between Hong Kong and the United States that provide reciprocal enforcement of foreign judgments. However, Hong Kong’s common law permits an action to be brought upon a foreign judgment. A foreign judgment itself may form the basis for a cause of action as judgment may be regarded as creating a debt between the parties. In a common law action for the enforcement of a foreign judgment in Hong Kong, enforcement is subject to various conditions, including, but not limited to: (i) the foreign judgment is final, (ii) the foreign judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, (iii) the proceedings in which the judgment was obtained were not contrary to natural justice, and (iv) the enforcement of the judgment is not contrary to the public policy of Hong Kong. Such a judgment must be for a fixed sum and come from a competent court as determined by the private international law applied by the Hong Kong courts. The defenses available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

Singapore

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law so long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (i) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (ii) the enforcement of the foreign judgment would contravene the public policy of Singapore; (iii) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (iv) the foreign judgment was obtained by fraud; or (v) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities laws that permit punitive damages against us and our directors or executive officers, we are unaware of any decision by the Singapore courts that has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States, or any state or territory of the United States, is enforceable in Singapore.

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EXPENSES RELATING TO THIS OFFERING

We will incur a SEC registration fee of US$27,620.00, and will also incur printing costs, legal fees and expenses, accountants’ fees and expenses, and other listing and qualifications fees in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

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LEGAL MATTERS

We are being represented by DLA Piper UK LLP with respect to certain legal matters as to United States federal securities. The issuance of securities offered by this prospectus and certain legal matters relating to the offering as to Cayman Islands law will be passed upon for us by Ogier. DLA Piper UK LLP may rely upon Ogier with respect to matters governed by Cayman Islands law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm or firms named in the applicable prospectus supplement.

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EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the annual report on Form 20-F for the year ended June 30, 2025 have been so incorporated in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The business address of Audit Alliance LLP is located at 10 Anson Road, #20-16 International Plaza, Singapore 079903.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, (i) we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, (ii) our officers and directors are exempt from the short-swing profit recovery provisions of Section 16 of the Exchange Act, and (iii) our principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through SEC’s website.

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Gamehaus Holdings Inc.

Up to US$11,642,197 of

Class A Ordinary Shares

Prospectus supplement dated November 10, 2026.